                                                               EXHIBIT (d)(5)(i)

                               AMENDED SCHEDULE A

                              WITH RESPECT TO THE

                          EXPENSE LIMITATION AGREEMENT
                               DATED MARCH 1, 2002

                                     BETWEEN

                             ING SERIES FUND, INC.
                                      AND
                             ING INVESTMENTS, LLC

                                         MAXIMUM OPERATING EXPENSE LIMIT           EXPIRATION OF
         NAME OF FUND                (AS A PERCENTAGE OF AVERAGE NET ASSETS)        INITIAL TERM
-------------------------------   ---------------------------------------------   -----------------
Brokerage Cash Reserves                               0.95%                       December 31, 2003

                                  Class   Class   Class   Class   Class   Class
                                    A       B       C       I       O       R
ING Bond Fund                      1.00%   1.75%   1.75%   0.75%   1.00%   N/A    December 31, 2003

ING International Growth Fund      1.60%   2.35%   2.35%   1.35%   1.60%   N/A    December 31, 2003

ING Government Fund                0.95%   1.70%   1.70%   0.70%   0.95%   N/A    December 31, 2003

ING Small Company Fund             1.50%   2.25%   2.25%   1.25%   1.50%   N/A    December 31, 2003

ING Strategic Allocation
Growth Fund                        1.25%   2.00%   2.00%   1.00%   1.25%   N/A    December 31, 2003

ING Strategic Allocation
Balanced Fund                      1.20%   1.95%   1.95%   0.95%   1.20%   N/A    December 31, 2003

ING Strategic Allocation Income    1.15%   1.90%   1.90%   0.90%   1.15%   N/A    December 31, 2003
Fund

ING Index Plus LargeCap Fund       0.95%   1.70%   1.45%   0.70%   0.95%   0.94%  December 31, 2003

ING Index Plus MidCap Fund         1.00%   1.75%   1.50%   0.75%   1.00%   1.00%  December 31, 2003

ING Index Plus SmallCap Fund       1.00%   1.75%   1.50%   0.75%   1.00%   1.00%  December 31, 2003

                                         MAXIMUM OPERATING EXPENSE LIMIT           EXPIRATION OF
         NAME OF FUND                (AS A PERCENTAGE OF AVERAGE NET ASSETS)        INITIAL TERM
-------------------------------   ---------------------------------------------   -----------------
                                  Class   Class   Class   Class   Class   Class
                                    A       B       C       I       O       R
ING Value Opportunity Fund         1.35%    2.10%  2.10%   1.10%   1.35%   N/A    December 31, 2003

ING Technology Fund                1.75%    2.50%  2.50%   1.50%   1.75%   N/A    December 31, 2003

ING Classic Principal Protection
Fund I                             1.50%    2.25%   N/A     N/A     N/A    N/A    December 31, 2003

ING Classic Principal Protection
Fund II                            1.50%    2.25%   N/A     N/A     N/A    N/A    December 31, 2003

ING Classic Principal Protection
Fund III                           1.50%    2.25%   N/A     N/A     N/A    N/A    December 31, 2003

ING Classic Principal Protection
Fund IV                            1.50%    2.25%   N/A     N/A     N/A    N/A    December 31, 2003

ING Index Plus Protection Fund     1.50%    2.25%   N/A     N/A     N/A    N/A    December 31, 2003

                                       -2-